UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 Or 15(d) of the

 Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 8, 2010

SALEM COMMUNICATIONS CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ITEM 9.01

Financial Statements and Exhibits.

EXHIBITS

SIGNATURE

EXHIBIT INDEX

EXHIBIT 99.1

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Employment Agreement with Evan D. Masyr

On December 8, 2010, Salem Communications Holding Corporation (“HoldCo”), a wholly-owned subsidiary of Salem Communications Corporation (the “Company”), and Evan D. Masyr entered into a new employment agreement pursuant to which Mr. Masyr will continue to serve as the Company’s Senior Vice President and Chief Financial Officer.  The Compensation Committee (the “Committee”) of the Board of Directors of the Company has also approved the terms of Mr. Masyr’s agreement.

Mr. Masyr’s current employment agreement with HoldCo will expire on December 31, 2010. Mr. Masyr’s new employment agreement is an “at-will” agreement that will become effective as of January 1, 2011.

The employment agreement provides that, for as long as he remains employed by HoldCo, Mr. Masyr will receive base salary as follows:  (a) an annual rate of $320,000 from January 1, 2011 through December 31, 2011, (b) an annual rate of $335,000 from January 1, 2012 through December 31, 2012; and (c) an annual rate of $350,000 from January 1, 2013 through December 31, 2013.

Mr. Masyr will also be eligible for an annual merit bonus in an amount to be determined at the discretion of the Company’s Board of Directors.  If Mr. Masyr’s employment is terminated without “Cause” (as defined in the employment agreement), HoldCo will pay Mr. Masyr as severance an amount equal to his then base salary for six months.

Mr. Masyr’s new employment agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 9.01                      Financial Statements and Exhibits.

Item 9.01(d)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Employment Agreement with Evan D. Masyr dated as of January 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: December 13, 2010	By: /s/ CHRISTOPHER J. HENDERSON
Christopher J. Henderson
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement with Evan D. Masyr dated as of January 1, 2011